Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 2
TO AMENDED AND RESTATED MASTER
REPURCHASE AGREEMENT

Amendment No. 2, dated as of January 31, 2007 (this “Amendment”), among CREDIT SUISSE, NEW YORK BRANCH (the “Administrative Agent”), THE BUYERS, FIELDSTONE MORTGAGE COMPANY and FIELDSTONE INVESTMENT CORPORATION (each a “Seller” and collectively the “Sellers”).

RECITALS

The Administrative Agent, the Buyers and the Sellers are parties to that certain Amended and Restated Master Repurchase Agreement, dated as of November 14, 2006, as amended by Amendment No. 1, dated as of December 20, 2006 (the “Existing Repurchase Agreement”; as amended by this Amendment, the “Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

The Administrative Agent, the Buyers and Sellers have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Administrative Agent, the Buyers and the Sellers hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Minimum Adjusted Tangible Net Worth. Section 14(a) of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following language:

“(a) Minimum Consolidated Adjusted Tangible Net Worth. The Sellers shall maintain a Consolidated Adjusted Tangible Net Worth of at least $350 million.”

SECTION 2. Amendment Period. For purposes of this Amendment, this Section 2 will be effective only for the period from and including October 1, 2006 through and including March 31, 2007 (the “Amendment Period”). Section 14(e) of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following language, which amendment shall be effective solely during the Amendment Period:

“(e) Maintenance of Profitability.

(A) FIC shall not permit, for any two consecutive Test Periods (other than with respect to the Test Periods set forth in (B) below), its consolidated Net Income for any Test Period, before income taxes for such Test Period, distributions made during such Test Period, and without regard to unrealized gains or losses from mark to market valuations resulting from Seller’s Interest Rate Protection Agreements during such Test Period, to be less than $1.00.

(B) FIC may permit, for the two consecutive Test Periods from and including October 1, 2006 through and including March 31, 2007, its consolidated Net Income for any Test Period, before income taxes for such Test Period, distributions made during such Test Period, and without regard to unrealized gains or losses from mark to market valuations resulting from Seller’s Interest Rate Protection Agreements during such Test Period, to be less than $1.00.”

SECTION 3. Breach of Non-Financial Representation or Covenant. Section 15 of the Existing Repurchase Agreement is hereby amended by deleting clause g thereof in its entirety and replacing it with the following language:

“g. Breach of Non-Financial Representation or Covenant or Obligation. A breach by any Seller or Servicer, as applicable, of any other material representation, warranty, covenant or obligation set forth in this Agreement (and not otherwise specified in Section 15(f) above), if such breach is not cured within five (5) Business Days (other than the representations and warranties set forth in Schedule 1, which shall be considered solely for the purpose of determining the Market Value, the existence of a Margin Deficit and the obligation to repurchase such Mortgage Loan) unless (i) such party shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made or (ii) any such representations and warranties have been determined by Administrative Agent in its sole discretion to be materially false or misleading on a regular basis.”

SECTION 4. Mortgage Loan Schedule. Section 17 of the Existing Repurchase Agreement is hereby amended by adding the following provision to the end thereof:

“g. Mortgage Loan Schedule. Each Wednesday (or if such Wednesday is not a Business Day, the immediately following Business Day), the Sellers shall deliver to Administrative Agent and Group Agents a Mortgage Loan Schedule with respect to Purchased Assets then subject to a Transaction.”

SECTION 5. Mortgage Loan Reports. Section 17 of the Existing Repurchase Agreement is herby further amended by deleting clause d thereof and replacing it with the following:

“Mortgage Loan Reports. The Sellers will furnish to Administrative Agent and Group Agents, in a form acceptable to the Administrative Agent, monthly electronic Mortgage Loan performance data, including, without limitation, delinquency reports, pool analytic reports and static pool reports (i.e., delinquency, foreclosure and net charge-off reports) and monthly stratification reports summarizing the characteristics of the Purchased Mortgage Loans on the Reporting Date of such month, commencing on the Reporting Date in the month of March 2007.”

SECTION 6. Officer’s Compliance Certificate. Exhibit D to the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with Exhibit A hereto.

SECTION 7. Conditions Precedent.  This Amendment shall become effective on, with respect to Sections 1, 3, 4, 5 and 6, on the date hereof and, with respect to Section 2, October 1, 2006 (the “Amendment Effective Dates”), subject to the satisfaction of the following conditions precedent:

7.1 Delivered Documents.  The Administrative Agent shall have received the following documents, each of which shall be satisfactory to the Administrative Agent in form and substance:

(a) this Amendment, executed and delivered by the duly authorized officers of the Administrative Agent and the Sellers; and

(b) such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.

SECTION 8. Representations and Warranties.  Each Seller hereby represents and warrants to the Administrative Agent that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Repurchase Agreement.

SECTION 9. Limited Effect.  Except as expressly amended and modified by this Amendment, the Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. The amendments set forth in Section 2 of this Amendment shall expire upon the expiration of the Amendment Period at which time the terms of the Existing Repurchase Agreement shall revert to that set forth in the Existing Repurchase Agreement and be applied on a prospective basis thereafter. Other than as expressly set forth herein, the execution of this Amendment by the Administrative Agent or the Buyers shall not operate as a waiver of any of its rights, powers or privileges under the Repurchase Agreement or any other Program Agreement, including without limitation, any rights, powers or privileges relating to other existing or future breaches of, or Defaults or Events of Default under, the Repurchase Agreement or any other Program Agreement (whether the same or of a similar nature as the breaches identified herein or otherwise) except as expressly set forth herein.

SECTION 10. Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 11. GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Administrative Agent:	CREDIT SUISSE, NEW YORK BRANCH,
as Administrative Agent
By: /s/ Mark Lengel

Name: Mark Lengel Title: Director

By: /s/ Joseph Soave

Name: Joseph Soave Title: Director

Seller:	FIELDSTONE MORTGAGE COMPANY, as Seller

By: /s/ Mark C. Krebs

Name: Mark C. Krebs Title: Sr. Vice President & Treasurer

Seller:	FIELDSTONE INVESTMENT CORPORATION, as Seller

By: /s/ Mark C. Krebs

Name: Mark C. Krebs Title: Sr. Vice President & Treasurer

The JPMorgan Buying Group:	FALCON ASSET SECURITIZATION COMPANY LLC By: JPMorgan Chase Bank, N.A., its attorney-in-fact

By: /s/ Julie C. Kraft

Name: Julie C. Kraft Title: Vice President

JPMORGAN CHASE BANK, N.A., as a Group Agent and as a Committed Buyer

By: /s/ Julie C. Kraft

Name: Julie C. Kraft Title: Vice President

The Alpine Buying Group:	ALPINE SECURITIZATION CORP., as a Conduit Buyer

By: /s/ Mark Lengel

Name: Mark Lengel Title: Director

By: /s/ Joseph Soave

Name: Joseph Soave Title: Director

CREDIT SUISSE, NEW YORK BRANCH, individually and as a Committed Buyer

By: /s/ Mark Lengel

Name: Mark Lengel Title: Director

By: /s/ Joseph Soave

Name: Joseph Soave Title: Director